Exhibit 4.6
NOTE PURCHASE AGREEMENT
     This Note Purchase Agreement (this “Agreement”) is dated as of March 13, 2006, among TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to sell and issue to the Purchasers, and the Purchasers wish to purchase from the Company (i) an initial aggregate of $10,000,000 in principal amount of the Company’s Secured Notes due 2009 in the form attached hereto as Exhibit A (the “Notes”; such term to include any Additional Notes (as defined below)) and (ii) warrants to purchase an aggregate of 1,750,002 shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) in the form attached hereto as Exhibit B (the “Warrants”).
     WHEREAS, at Closing (as defined below), the Company and the Purchasers are entering into a Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), and into a Intellectual Property Security Agreement in the form attached hereto as Exhibit D (the “Intellectual Property Security Agreement”).
     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:
ARTICLE I.
DEFINITIONS
     Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Article:
     “Additional Notes” means notes substantially in the form of Exhibit A that are issued after the Closing Date in payment of interest as provided herein. The Additional Notes will bear interest at the rate indicated therein.
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

     “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     “Class A Common Stock” shall have the meaning ascribed to such term in the Recitals.
     “Class B Common Stock” means the Class B common stock, par value $0.01 per share of the Company.
     “Closing” means the closing of the purchase and sale of the Notes and Warrants pursuant to Section 2.3.
     “Closing Date” means the date of the Closing.
     “Commission” means the Securities and Exchange Commission.
     “Common Shares” means the shares of Class A Common Stock issued upon exercise of the Warrants.
     “Company Counsel” means DLA Piper Rudnick Gray Cary US LLP.
     “Disclosure Materials” shall have the meaning ascribed to such term in Section 3.1(h).
     “Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith as referenced in Article III hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Expense Allowance” shall have the meaning ascribed to such term in Section 6.1.
     “GAAP” shall have the meaning ascribed to such term in Section 3.1(h).
     “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(q).
     “Intellectual Property Security Agreement” shall have the meaning ascribed to such term in the Recitals.
     “Lien” means any lien, charge, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind; other than (i) restrictions on transfer of securities arising under federal or state securities laws or regulations, (ii) purchase money liens, (iii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, tax, and other similar liens imposed by law or agreement,

(iv) liens in respect of indebtedness that is subordinate to this Note, and (v) liens securing debt under Section 4(a) of the Notes.
     “Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).
     “Material Permits” shall have the meaning ascribed to such term in Section 3.1(o).
     “Notes” shall have the meaning ascribed to such term in the Recitals.
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).
     “Purchase Price” shall have the meaning ascribed to such term in Section 2.2.
     “Registration Rights Agreement” shall have the meaning ascribed to such term in the Recitals.
     “Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).
     “Required Holders” means (i) the Note holders who, together with their respective Affiliates, hold a majority of the Notes outstanding at the time of determination, (ii) SRB Management, L.P. as long as (A) it and its Affiliates, (B) WS Capital Management, L.P. and its Affiliates and (C) WS Ventures Management, L.P. and its Affiliates collectively hold at least $2,000,000 in aggregate principal amount of the Notes outstanding at the time of determination, and (iii) Bonanza Master Fund Ltd. as long as it, together with its Affiliates, holds at least $3,000,000 in aggregate principal amount of the Notes outstanding at the time of determination.
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.
     “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.
     “Subsidiary” means any subsidiary of the Company that is required to be listed in Schedule 3.1(a).

     “Trading Day” means (i) a day on which the Class A Common Stock is traded on a Trading Market, or (ii) if the Class A Common Stock is not listed on a Trading Market, a day on which the Class A Common Stock is traded in the over-the-counter market is quoted in the over-the-counter market as reported by Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Class A Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.
     “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Class A Common Stock is listed or quoted for trading on the date in question.
     “Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Intellectual Property Security Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.
     “Warrants” shall have the meaning ascribed to such term in the Recitals.
ARTICLE II.
PURCHASE AND SALE OF NOTES AND WARRANTS
     2.1 Issuance of Notes and Warrants. Upon the following terms and conditions, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, the principal amount of Notes and Warrants to purchase the number of Common Shares indicated next to the Purchaser’s name on Schedule I hereto.
     2.2 Purchase Price.
          (a) Purchase Price. The purchase price for the Notes and Warrants to be acquired by each Purchaser (the “Purchase Price”) shall be the Purchase Price set forth opposite such Purchaser’s name on Schedule I.
          (b) Purchase Price Allocation. For U.S. federal income tax purposes, (i) the Company agrees that the portion of the Purchase Price allocable to the Notes is $9,000,000 and that the portion of the Purchase Price allocable to the Warrants is $1,000,000 and (ii) each Purchaser of Notes and Warrants, by accepting this Note, agrees to allocate its purchase price for the Notes and Warrants in accordance with clause (i).
     2.3 The Closing.
          (a) Timing. Subject to the fulfillment or waiver of the conditions set forth in Article V hereof, the purchase and sale of the Notes and Warrants shall take place at a closing (the “Closing”), on or about the date hereof or such other date as the Purchasers and the Company may agree upon (the “Closing Date”).

          (b) Location. The Closing shall take place at the offices of the Company on the Closing Date or telephonically or at such other location or time as the parties may agree.
          (c) Form of Payment and Closing. On the Closing Date, the Company shall deliver to the Purchasers all of the Notes and Warrants purchased hereunder, each registered in the name of each such Purchaser. On the Closing Date, the Purchasers shall deliver by wire transfer in payment of the aggregate Purchase Price hereunder an aggregate of $10,000,000 to an account designated in writing by the Company, with each Purchaser responsible for its respective portion of the Purchase Price as set forth on Schedule I. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.
     2.4 Closing Deliveries.
          (a) Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:
               (i) a Note in the name of each Purchaser in the amount indicated opposite such Purchaser’s name on Schedule I hereto;
               (ii) a Warrant registered in the name of such Purchaser pursuant to which such Purchaser shall have the right to purchase the number of Common Shares indicated opposite such Purchaser’s name on Schedule I hereto;
               (iii) the Registration Rights Agreement executed by the Company;
               (iv) the Intellectual Property Security Agreement executed by the Company; and
               (v) the legal opinion of Company Counsel addressed to each Purchaser in the form attached hereto as Exhibit E.
          (b) Deliveries by the Purchaser. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:
               (i) The Purchase Price amount indicated next to the Purchaser’s name on Schedule I hereto, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and
               (ii) the Registration Rights Agreement executed by such Purchaser.

     2.5 Additional Notes.
          (a) On any Interest Payment Date (as defined in the Notes), at its option, the Company, in lieu of paying any portion (allocated on a pro rata basis to each holder) of the interest then due on the Notes in cash, may elect to issue to each holder Additional Notes in an aggregate principal amount equal to the amount of interest due to such holder.
          (b) If the Company elects to issue Additional Notes as provided herein and in the Notes, then the Company shall deliver to the holders to which such Additional Notes are to be issued an opinion of counsel satisfactory to such holders that: (1) each such Additional Note (A) has been duly authorized, executed and delivered by the Company, and (B) constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting rights of creditors generally and to the effect of general principles of equity; and (2) the issuance and delivery of such Additional Notes complies with all requirements of law, including, without limitation, all federal and state securities laws. The Company also shall deliver to the holders to which such Additional Notes are to be issued an officers’ certificate indicating that all of the representations and warranties of the Company contained herein shall be true and correct as of the date of the issuance of Additional Notes as though made on and as of such date.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the following representations and warranties to each Purchaser:
          (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in the SEC Reports. Except as disclosed in the SEC Reports and as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
          (b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business substantially as described in the SEC Reports. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
          (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, to issue the Notes and the Warrants, and, if applicable, the Common Shares, and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including the issuance of the Notes and Warrants and, if applicable, the Common Shares, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith, other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance of the Notes, the Warrants, and, if applicable, the Common Shares, and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject

(including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.
          (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) the filings required in accordance with Section 4.5, (iii) those that have been made or obtained prior to the date of this Agreement, (iv) application(s) to each applicable Trading Market for the listing of the Common Shares for trading thereon in the time and manner required thereby, and (v) the filing of a Notice of Sale of Securities on Form D with the Commission as required under Regulation D of the Securities Act and such filings as are required to be made under applicable state securities laws (collectively the “Required Approvals”).
          (f) Issuance of Common Shares. Upon issuance, with respect to the Common Shares, in accordance with the terms of the Warrants, including the receipt by the Company of payment of the exercise price pursuant to the terms of the Warrants, the Common Shares will be validly issued, fully paid and nonassessable and free from all United States taxes and Liens created by the Company with respect to the issue thereof. The issuance of the Common Shares upon exercise of the Warrants is not subject to any preemptive or similar rights to subscribe for or purchase securities. The Company has reserved from its duly authorized capital stock all of the issuable Common Shares.
          (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Class A Common Stock and Class B Common Stock, reserved for issuance under the Company’s various option and incentive plans, was as set forth in the SEC Reports as of the respective dates set forth in such SEC Reports. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the sale and issuance of the Notes, the Warrants and the Common Shares, other than as described in the SEC Reports and Schedule 3.1(g) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Class A Common Stock or Class B Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Class A Common Stock or Class B Common Stock, or securities or rights convertible or exchangeable into shares of Class A Common Stock or Class B Common Stock. The issue and sale of the Notes, the Warrants and the Common Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Class A Common

Stock, Class B Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities, other than those Warrants to Purchase Common Stock, each dated January 13, 2004, issued by the Company to each of 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., 033 Growth International Fund LTD., Oyster Pond Partners, L.P. and The Riverview Group LLC. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or other Person is required for the issuance and sale of the Notes, the Warrants and the Common Shares. Except as disclosed in the Disclosure Materials, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders, except as would not reasonably be expected to result in a Material Adverse Effect.
          (h) SEC Reports; Financial Statements. The Company has filed all reports and proxy statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2005 (the foregoing materials filed with the Commission prior to the date hereof being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules, the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be otherwise specified in such financial statements or the notes thereto, or in the case of unaudited financial statements, to the extent they may exclude footnotes or may be condensed or summary footnotes or statements), and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Company maintains a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.
          (i) Accountant. The firm of Ernst & Young LLP, has expressed its opinion with respect to the annual consolidated financial statements for the Company’s fiscal year ended December 31, 2004 to be included or incorporated by reference in the Registration Statement (as defined in the Registration Rights Agreement) and the prospectus which forms a part thereof (the “Prospectus”), and is an independent accountant as required by the Securities Act.
          (j) Taxes. Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon except for taxes being contested in good faith by the Company for which adequate reserves have been established, and neither the Company nor any of its Subsidiaries has knowledge of a tax deficiency which has been asserted in writing against it which would reasonably be expected to have a Material Adverse Effect.
          (k) Material Changes. Except as set forth in press releases issued by the Company, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or in the Disclosure Materials, (i) there has been no event, occurrence or development known to the Company that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, and (C) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect, (iii) the Company has not altered its critical accounting policies, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate of the Company, except pursuant to existing Company stock incentive or purchase plans. The Company does not have pending before the Commission any request for confidential treatment of information or documents.
          (l) Litigation. There is no Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Common Shares, or (ii) except as set forth in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There is not pending, and to the knowledge of the Company, there is not contemplated, any investigation by the Commission of the Company or any current or former director or officer of the Company.

          (m) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.
          (n) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except as to each of the foregoing clauses (i), (ii) and (iii) as would not have a Material Adverse Effect.
          (o) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
          (p) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except for such compliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          (q) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person other than matters previously resolved or as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Reports, all such Intellectual Property Rights are enforceable and, to the Company’s knowledge, do not violate or infringe the Intellectual Property Rights of others in any respect that would reasonably be expected to result in a Material Adverse Effect and, to the knowledge of the Company, there is no material existing infringement by another Person of any of the Intellectual Property Rights.
          (r) Insurance. The Company and the Subsidiaries are insured against such losses and risks and in such amounts as are believed by the Company to be prudent in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, other than general insurance price increases.
          (s) Transactions With Affiliates and Employees. Except as disclosed in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary required to be disclosed in the SEC Reports (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
          (t) Certain Registration Matters. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2(c)-(g), no registration under the Securities Act is required for the offer and issuance of the Notes, the Warrants and the Common Shares by the Company to the Purchasers under the Transaction Documents. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Notes, the Warrants or the Common Shares by any form of general solicitation or general advertising. The Company has offered the Notes, the Warrants and the Common Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.
          (u) Listing and Maintenance Requirements. The Company’s Class A Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class A Common Stock under the Exchange Act nor has the Company received any written notification that the Commission is contemplating terminating such registration. The Company has not, in the two years preceding the date hereof, received written notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market. The issuance and sale of the Notes and the Warrants under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Class A Common Stock is currently listed or quoted, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Notes and the Warrants contemplated by Transaction Documents.
          (v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment of the Purchase Price, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (w) Disclosure. The Company confirms that neither it nor, to its knowledge, any Person acting on its behalf, has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes material, non-public information other than information given on a confidential basis other than the fact that discussions or negotiations are taking place concerning the transaction contemplated by this Agreement and any of the terms, conditions or other facts with respect thereto (including the status thereof).
          (x) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes and the Warrants, and the Common Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market on which the Class A Common Stock is currently listed or quoted.
          (y) Acknowledgment Regarding Purchasers’ Purchase of Notes, Warrants, and Common Shares. The Company acknowledges that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Notes, the Warrants and the Common Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
          (z) Seniority. As of the Closing Date, except for Indebtedness (as defined in the Notes) (i) pursuant to the SVB Facility (as defined in the Notes), (ii) pursuant to the Receivables Facility (as defined in the Notes), (iii) pursuant to the capital leases described on Schedule 3.1(aa) to this Agreement and any extensions, renewals or replacements thereof, (iv) pursuant to conditional sale or other title retention agreements entered into by the Company or any Subsidiary in the ordinary course of business and (v) secured by Permitted Liens (as defined in the Notes) (collectively, such Indebtedness, “Senior Debt”), no Indebtedness or equity of the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise. The Company has not granted any Liens on any of its assets or the assets of its Subsidiaries to secure any Indebtedness other than Liens granted to secure Senior Debt and Indebtedness under the capital leases described on Schedule 3.1(aa).
          (aa) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. Schedule 3.1(aa) sets forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.
          (bb) Sarbanes-Oxley Act. The Company is, and at the Closing Date will be, in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company is an “accelerated filer” as defined in Rule 12b-2 under the Exchange Act and, accordingly, is in compliance in all material respects with Section 404 of the Sarbanes-Oxley Act of 2002. The Company maintains a system of internal accounting controls that the Company reasonably believes are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:
          (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement and other Transaction Documents signed by Purchaser have been duly executed by such Purchaser, and constitute or, when delivered by such Purchaser in accordance with the terms hereof, will constitute, the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
          (b) No Conflicts. The execution, delivery and performance of this Agreement and other Transaction Documents by the Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to such Purchaser.
          (c) Investment Intent. Such Purchaser is purchasing the Notes, the Warrants and the Common Shares for its own account and not with a view to distribution. Such Purchaser has been advised and understands that neither the Notes, the Warrants nor the Common Shares issuable upon exercise of the Warrants by the Company pursuant to the terms of the Notes have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available. Such Purchaser has been advised and understands that the Company, in issuing the Notes, the Warrants, and, if applicable, the Common Shares, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Section 3.2 in concluding that such issuance is exempt from the registration provisions of the Securities Act. Such Purchaser is acquiring the Notes, the Warrants and the Common Shares hereunder in the ordinary course of its business. Such Purchaser (i) does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Notes, the Warrants or the Common Shares, and (ii) has no present plan, intention or understanding and has made no arrangement to sell any Notes, Warrants or Common Shares at any predetermined time or for any predetermined price, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Notes, Warrants and Common Shares in compliance with applicable federal and state securities laws.
          (d) Accredited Investor Status. At the time such Purchaser was offered the Notes and the Warrants, it was, and at the date hereof it is, and on each date on which any Common Shares are issued, it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.
          (e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the purchase of the Notes, the Warrants, and, if applicable, the Common Shares, and has so evaluated the merits and risks of such purchase. Such Purchaser is able to bear the economic risk of the purchase of the Notes, the Warrants, and, if applicable, the Common Shares, and, at the present time, is able to afford a complete loss of such investment.
          (f) General Solicitation. Such Purchaser is not purchasing the Notes, the Warrants, or, if applicable, the Common Shares, as a result of any advertisement, article, notice or other communication regarding the Notes, the Warrants, or, if applicable, the Common Shares, published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
          (g) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offer and sale of the Notes, the Warrants and the Common Shares. Such Purchaser is sophisticated and has prior experience with purchases comparable to the Notes, the Warrants and the Common Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.
          (h) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase the Notes, the Warrants, and/or the Common Shares pursuant to this Agreement, such decision has been independently made by such Purchaser and such Purchaser confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Purchaser’s business and/or legal counsel in making such decision.

     The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
     4.1 Legends.
          (a) The Notes and Warrants (and any shares of the Company’s capital stock issued upon exercise of the Warrants or pursuant to the Notes) may only be disposed of in compliance with state and federal securities laws, and in connection with any transfer thereof (other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor who qualifies as an accredited investor under Regulation D under the Securities Act, the Company may require the transferor thereof to provide to the Company an opinion of counsel (the form and substance of which, and the counsel providing such opinion, shall be reasonably satisfactory to the Company) to the effect that such transfer does not require registration under the Securities Act and any applicable state securities laws.
          (b) The Notes and Warrants (and certificates representing shares of the Company’s capital stock issued upon exercise of the Warrants or pursuant to the Notes) will contain a legend in substantially the following form, until such time as they are not required under Section 4.1(c):
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.
          (c) Certificates evidencing the Common Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Common Shares pursuant to Rule 144, or (iii) if such Common Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the

Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall deliver the instructions in the form attached hereto as Exhibit F to the Company’s transfer agent, and the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii), (iii) or (iv) above to effect the removal of the legend on certificates evidencing the Common Shares and shall also cause its counsel to issue a “blanket” legal opinion to the Company’s transfer agent promptly after the effective date of any registration statement covering the resale of the Common Shares to allow sales without restriction pursuant to an effective registration statement. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Common Shares, or if such Common Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Common Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or, if delivered to the Company’s transfer agent, no later than three Trading Days after receipt by the Company from the transfer agent, of a certificate representing such shares containing a restrictive legend, and if such restrictive legend is to be removed pursuant to Rule 144 or Rule 144(k), an opinion of counsel regarding the same, the Company’s transfer agent of a certificate representing Common Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Common Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.
     In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Common Shares (based on the volume weighted average price of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day 10 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Common Shares as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.
     Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Common Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Common Shares pursuant to either the registration requirements of the Securities

Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Common Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.
     4.2 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of its Class A Common Stock on the Trading Market on which the Class A Common Stock is currently listed or quoted, and as soon as reasonably practicable following the Closing (with respect to the Common Shares) to list all of the Common Shares on such Trading Market. The Company further agrees, if the Company applies to have the Class A Common Stock traded on any other Trading Market, it will include in such application the Common Shares, and will take such other action as is necessary or desirable in the opinion of the Purchasers to cause all of the Common Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market. This Section 4.2 shall not apply after five years or if the Company ceases to have a publicly traded class of securities as a result of an acquisition.
     4.3 Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes and the Warrants hereunder and payment of the exercise price of the Warrants for working capital or other general corporate purposes (which may include, without limitation, mergers and/or acquisitions).
     4.4 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, for the purpose of effecting the exercise of the Warrants, a sufficient number of shares of Common Stock, free of preemptive rights or similar rights, to effect the exercise of all of the Warrants.
     4.5 Securities Laws Disclosure; Publicity. By 8:30 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and file a Current Report on Form 8-K within three Trading Days thereafter disclosing the material terms of the transactions contemplated hereby. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed or quoted.
     4.6 Certain Trading Activities. Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company, Raymond James & Associates, Inc. or any other Person regarding an investment in the Company. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the date that is six months from the Closing Date. Such Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to Section 4.5 such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) and any information other than the terms of this transaction that the Company provided to Purchaser on a confidential basis. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Notes, the Warrants and/or the Common Shares covered by this Agreement.
     4.7 Certain Repayment Requirements. In the event the Company’s EBITDA from continuing operations is negative for any two quarters in 2006, then the Company shall use its best efforts to monetize assets in an amount sufficient to repay at least 50% of the Notes. The Purchasers agree to waive any and all prepayment penalties upon such occurrence.
ARTICLE V.
CONDITIONS PRECEDENT
     5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase. The obligation of each Purchaser to acquire and pay for the Notes and the Warrants at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s benefit and may be waived by the Purchaser at any time in its sole discretion.
          (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing as though made on and as of such date.
          (b) Performance. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing and shall have delivered or cause to be delivered the items set forth in Section 2.4(a).
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents. The Trading Market shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

          (d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in:
               (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, or
               (ii) a Material Adverse Effect.
          (e) No Suspensions of Trading in Common Stock; Listing. Trading in the Class A Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company).
          (f) Timing. The Closing shall have occurred no later than March 15, 2006.
     5.2 Conditions Precedent to the Obligation of the Company to Sell. The obligation of the Company to issue and/or sell the Notes and the Warrants to the Purchasers at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
          (a) Representations and Warranties. The representations and warranties of each Purchaser contained herein shall be true and correct as of the date when made and as of the Closing Date as though made on and as of such date.
          (b) Performance. Each Purchaser shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing and shall have delivered or cause to be delivered the items set forth in Section 2.4(b), including payment of the Purchase Price set forth on Schedule I to the Company as provided herein.
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
          (d) Timing. The Closing shall have occurred no later than March 15, 2006.

ARTICLE VI.
MISCELLANEOUS
     6.1 Fees and Expenses. At the Closing, the Company shall pay a total expense allowance of $20,000 to the Purchasers (the “Expense Allowance”). Each Purchaser shall withhold its pro rata share of the Expense Allowance from its Purchase Price. Each Purchaser and the Company shall pay its own respective fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all UCC-1 filing fees and, with respect to United States Patent and Trademark Office filings, such fees only if a blanket lien is filed in connection with the perfection of the security interests granted by the Intellectual Property Security Agreement.
     6.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; notwithstanding the foregoing, those certain Confidentiality Agreements, dated as of February 21, 2006, by and between the Company and each Purchaser, or its Affiliates, shall survive the execution and delivery of this Agreement and the provisions thereof shall survive for the terms set forth therein.
     6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent and delivered by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	TeleCommunication Systems, Inc.
275 West Street
Annapolis, Maryland 21401
Attn: Chief Financial Officer
Facsimile: (410) 263-7617

With a copy to:	DLA Piper Rudnick Gray Cary US LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
Attn: Wm. David Chalk, Esq.
Facsimile: (410) 580-3120

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature pages hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Person.
     6.4 Amendments; Waivers. Any provision of this Agreement may be waived or amended by a written instrument signed by the Company and all of the Purchasers, except that in the event that any Purchaser no longer holds any portion of the Notes purchased pursuant to this Agreement, then the written instrument shall be signed by the Company and the Required Holders; provided that such waiver or amendment shall apply with the same force and effect to all Purchasers and Note holders. Notwithstanding the foregoing, following the Closing, any provision of this Agreement, a Note, or a Warrant may be amended or waived with the consent of any single Purchaser, Note holder, or Warrant holder (as the case may be), provided that such amendment or waiver shall not affect any other Purchaser, Note holder, or Warrant holder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of a party hereto to exercise any right hereunder in any manner impair the exercise of any such right.
     6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
     6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any assignee of the Purchaser’s Notes or Warrants; provided that such transferee or assignee agrees in writing to be bound, with respect to the transferred or assigned Notes, Warrants, or Common Shares by the provisions hereof that apply to the “Purchasers” and makes the representations set forth in Section 3.2 hereof.
     6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings to resolve any dispute among the parties concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents having rights hereunder) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”), although depositions may be taken in other locations. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If a party hereto shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
     6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     6.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     6.11 Replacement of Notes, the Warrants and the Common Shares. If any certificate or instrument evidencing any of the Notes, the Warrants or the Common Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Notes, Warrants or Common Shares. If a replacement certificate or instrument evidencing any Notes, Warrants or Common Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
     6.12 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Notes, Warrants or Common Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Notes, Warrants, or Common Shares, or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser is represented by its own counsel and is not relying on counsel of any other Purchaser or of any broker or placement agent in connection with this matter.
     6.13 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the Notes, Warrants, Common Shares or otherwise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TELECOMMUNICATION SYSTEMS, INC.

By:	/s/ Thomas M. Brandt, Jr. Name: Thomas M. Brandt, Jr.
Title: Senior Vice President and Chief
Financial Officer
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

PURCHASER

Bonanza Master Fund, Ltd.

By:	/s/ Brian Ladin

Name: Brian Ladin
Title: Partner

Address for Notice and Residence:
Bonanza Capital
300 Crescent Court
Suite 250
Dallas, TX 75201
Tel:
Fax: E-mail:

Securities to be purchased:
Notes:	$6,000,000
Warrants:	1,050,000

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

PURCHASER

HHMI Investments, L.P.
By:	WS Capital Management, L.P.,
Investment Manager
By:	WS Capital, L.L.C., General Partner

By:	/s/ Reid S. Walker

Name: Reid S. Walker
Title: Member

Address for Notice and Residence:
300 Crescent Court
Suite 1111
Dallas, TX 75201
Tel:
Fax:
E-mail:

Securities to be purchased:
Notes:	$346,500
Warrants:	60,638

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

PURCHASER

Walker Smith International Fund, Ltd.
	By:	WS Capital Management, L.P.,
		Attorney-in-fact
		By:	WS Capital, L.L.C., General Partner

By:			/s/ Reid S. Walker

			Name: Reid S. Walker
			Title: Member

Address for Notice and Residence:

			300 Crescent Court
			Suite 1111
			Dallas, TX 75201
			Tel:
			Fax:
			E-mail:

Securities to be purchased:
Notes:			$929,200
Warrants:			162,610

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

PURCHASER

Walker Smith Capital, L.P.
	By:	WS Capital Management, L.P., General Partner
		By:	WS Capital, L.L.C., General Partner
By:			/s/ Reid S. Walker

			Name: Reid S. Walker
			Title: Member

Address for Notice and Residence:

			300 Crescent Court
			Suite 1111
			Dallas, TX 75201
			Tel:
			Fax:
			E-mail:

Securities to be purchased:
Notes:			$107,900
Warrants:			18,883

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

PURCHASER

Walker Smith Capital (Q.P.), L.P.
	By:	WS Capital Management, L.P., General Partner
		By:	WS Capital, L.L.C., General Partner
By:			/s/ Reid S. Walker

			Name: Reid S. Walker
			Title: Member

Address for Notice and Residence:

			300 Crescent Court
			Suite 1111
			Dallas, TX 75201
			Tel:
			Fax:
			E-mail:

Securities to be purchased:
Notes:			$616,400
Warrants:			107,870

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

PURCHASER

SRB Greenway Capital, L.P.
	By:	SRB Management, L.P., General Partner
		By:	BC Advisors, L.L.C., General Partner

By:			/s/ Steven R. Becker
			Name: Steven R. Becker
			Title: Member

Address for Notice and Residence:

			300 Crescent Court
			Suite 1111
			Dallas, TX 75201
			Tel:
			Fax:
			E-mail:

Securities to be purchased:
Notes:			$214,500
Warrants:			37,538

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

PURCHASER

SRB Greenway Capital QP, L.P.
	By:	SRB Management, L.P., General Partner
		By:	BC Advisors, L.L.C., General Partner

By:			/s/ Steven R. Becker
			Name: Steven R. Becker
			Title: Member

Address for Notice and Residence:

			300 Crescent Court
			Suite 1111
			Dallas, TX 75201
			Tel:
			Fax:
			E-mail:

Securities to be purchased:
Notes:			$1,683,000
Warrants:			294,525

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

PURCHASER

SRB Greenway Offshore Operating Fund, L.P.
	By:	SRB Management, L.P., General Partner
		By:	BC Advisors, L.L.C., General Partner

By:			/s/ Steven R. Becker
			Name: Steven R. Becker
			Title: Member

Address for Notice and Residence:

			300 Crescent Court
			Suite 1111
			Dallas, TX 75201
			Tel:
			Fax:
			E-mail:

Securities to be purchased:
Notes:			$102,500
Warrants:			17,938

SCHEDULE I

	Purchase Price and
	Principal Amount of	Number of
Purchaser Name	Notes	Warrants
Bonanza Master Fund Ltd.	$6,000,000	1,050,000
HHMI Investments, L.P.	$346,500	60,638
SRB Greenway Capital L.P.	$214,500	37,538
SRB Greenway Capital (QP) L.P.	$1,683,000	294,525
SRB Greenway Offshore Operating Fund, L.P.	$102,500	17,938
Walker Smith Capital (QP), L.P.	$616,400	107,870
Walker Smith Capital, L.P.	$107,900	18,883
Walker Smith International Fund, Ltd.	$929,200	162,610
Total	$10,000,000	1,750,002
Schedule 3.1 (aa)-1